Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

IGC Pharma, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of IGC Pharma, Inc. on Form S-8 of our report dated June 24, 2024, and June 27, 2025, on the financial statements of IGC Pharma, Inc. included in the Annual report on form 10-K for the fiscal year ended March 31, 2024, and March 31, 2025, respectively.

/s/ Manohar Chowdhry & Associates

Manohar Chowdhry & Associates
Chennai, India
Date: October 16, 2025